Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED ACCOUNTANTS

We hereby consent to the incorporation by reference of our report dated June 18, 2006, relating to the financial statements of Face Print Global Solutions, Inc. as of March 31, 2006, and for the periods then ended, appearing in the Company’s Amended Annual Report on Form 10-KSB/A for the year ended March 31, 2006, which is incorporated by reference in this Registration Statement on Form S-8.

Pritchett, Siler & Hardy, P.C. Salt Lake City, Utah

/s/ Pritchett, Siler & Hardy, P.C.
Dated: November 13, 2006